As filed with the Securities and Exchange Commission on January 29, 1998

                                                        Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           THE LEARNING COMPANY, INC.
                           --------------------------
             (Exact name of Registrant as specified in its charter)

         Delaware                                              94-2562108
-------------------------------                            ----------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

                    One Athenaeum Street, Cambridge, MA 02142
                    -----------------------------------------
              (Address of principal executive offices) (Zip Code)

                ABC/EA HOME SOFTWARE, INC. 1994 STOCK OPTION PLAN
                  CREATIVE WONDERS, INC. 1997 STOCK OPTION PLAN
                  ---------------------------------------------
                            (Full title of the Plans)

                              Neal S. Winneg, Esq.
                       Vice President and General Counsel
                           The Learning Company, Inc.
                              One Athenaeum Street
                         Cambridge, Massachusetts 02142
                    ---------------------------------------
                    (Name and address of agent for service)

                                 (617) 494-1200
              ----------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

================================================================================
   Title of                       Proposed         Proposed
  Securities        Amount         Maximum          Maximum          Amount of
     to be          to be       Offering Price     Aggregate       Registration
  Registered     Registered(1)    Per Share     Offering Price (2)     Fee
  ----------     ------------   --------------  -----------------  ------------
 Common Stock,   8,826 shares        (2)          $24,966.96          $8.00
 $.01 par value
 per share
--------------------------------------------------------------------------------

 _______________________________

(1) Consists of 5,504 shares issuable under the ABC/EA Home Software, Inc. 1994 Stock Option Plan and 3,322 shares issuable under the Creative Wonders, Inc. 1997 Stock Option Plan.

(2) The offering price is computed pursuant to paragraph (h) of Rule 457 under the Securities Act of 1933, as amended, on the basis of the price at which the options may be exercised, with the maximum exercise price per share being $4.21.

                    Statement of Incorporation by Reference


     This Registration Statement on Form S-8 incorporates by reference the contents of Registration Statement on Form S-8, File No. 333-43653, filed by the Registrant on January 2, 1998, relating to the ABC/EA Home Software, Inc. 1994 Stock Option Plan and the Creative Wonders, Inc. 1997 Stock Option Plan.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 27th day of January, 1998.

                                                   THE LEARNING COMPANY, INC.


                                                   By:/s/ Michael J. Perik
                                                      --------------------------
                                                      Michael J. Perik
                                                      Chairman of the Board and
                                                      Chief Executive Officer



                               POWER OF ATTORNEY


     We, the undersigned officers and directors of The Learning Company, Inc. hereby severally constitute Michael J. Perik, R. Scott Murray and Neal S. Winneg, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable The Learning Company, Inc. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

   Signatures                          Capacity                      Date
   ----------                          --------                      ----

 /s/ Michael J. Perik            Chairman of the Board          January 27, 1998
 -----------------------------   and Chief Executive Officer
 Michael J. Perik                (Principal Executive Officer)


 /s/ R. Scott Murray             Executive Vice President       January 27, 1998
 -----------------------------   and Chief Financial Officer
 R. Scott Murray                 (Principal Financial and
                                 Accounting Officer)


 /s/ Kevin O'Leary               Director and President         January 27, 1998
 -----------------------------
 Kevin O'Leary


                                 Director                       January   , 1998
 -----------------------------
 Lamar Alexander


                                 Director                       January   , 1998
 -----------------------------
 Michael A. Bell


 /s/ James C. Dowdle             Director                       January 27, 1998
 -----------------------------
 James C. Dowdle


 /s/ Robert Gagnon               Director                       January 27, 1998
 -----------------------------
 Robert Gagnon


 /s/ Charles L. Palmer           Director                       January 27, 1998
 -----------------------------
 Charles L. Palmer


                                 Director                       January   , 1998
 -----------------------------
 Carolynn N. Reid-Wallace


 /s/ Robert A. Rubinoff          Director                       January 27, 1998
 -----------------------------
 Robert A. Rubinoff

                                 Director                       January   , 1998
 -----------------------------
 Scott M. Sperling

 /s/ Anthony J. DiNovi           Director                       January 27, 1998
 -----------------------------
 Anthony J. DiNovi


                                 Director                       January   , 1998
 -----------------------------
 Mark E. Nunnelly


 /s/ Paul J. Zepf                Director                       January 27, 1998
 -----------------------------
 Paul J. Zepf

                     EXHIBIT INDEX


Exhibit
Number
-------

 4.1(1) Restated Certificate of Incorporation, as amended

 4.2(1)  By-Laws, as amended

 5       Opinion of Neal S. Winneg, Esq.

23.1     Consent of Coopers & Lybrand L.L.P.,
         Independent Accountants

23.2     Consent of Neal S. Winneg, Esq.
         (included in Exhibit 5).

24 Power of Attorney (included in the signature pages of this Registration Statement).

----------

(1) Incorporated herein by reference to exhibits filed with the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended July 6, 1996.